                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(A) Of The Securities

                              Exchange Act Of 1934

        Filed by the Registrant [X]

        Filed by a Party other than the Registrant [ ]

        Check the appropriate box:

        [X] Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

        [ ] Definitive Proxy Statement

        [ ] Definitive Additional Materials

        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                            BACKWEB TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

        Payment of Filing Fee (Check the appropriate box):

        [X] No fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

               (1) Title of each class of securities to which transaction applies:

               (2) Aggregate number of securities to which transaction applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               (4)    Proposed maximum aggregate value of transaction:

               (5)    Total fee paid:

        [ ] Fee paid previously with preliminary materials:

        [ ] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)    Amount Previously Paid:

               (2)    Form, Schedule or Registration Statement No.:

               (3)    Filing Party:

               (4)    Date Filed:

                                 [BACKWEB LOGO]

July 9, 2001

Dear Fellow Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of BackWeb Technologies Ltd., on Wednesday, August 1, 2001, beginning at 9:00 A.M., local time, at 3 Abba Hillel Street, Ramat Gan 52136, Israel. All shareholders of record on June 22, 2001 are invited to attend the Annual Meeting.

     The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card from the Board of Directors are enclosed.

     Please vote on all the matters listed in the enclosed Notice of Annual Meeting of Shareholders. Your Board of Directors recommends a vote "FOR" each of the proposals listed as Items 1 through 6 in the Notice. Please refer to the Proxy Statement for detailed information on each of the proposals.

     The vote of every shareholder is important. So, regardless of whether you plan to attend the meeting, please vote by signing and returning the enclosed Proxy Card as soon as possible in the envelope provided.

     On behalf of the Board of Directors of BackWeb Technologies Ltd. and its management team, I look forward to greeting you and other valued shareholders that are able to attend the Annual Meeting.

                                          Sincerely,

                                          ELI BARKAT
                                          Chairman of the Board
                                          and Chief Executive Officer

                                 [BACKWEB LOGO]
                           BACKWEB TECHNOLOGIES LTD.
                 3 ABBA HILLEL STREET, RAMAT GAN 52136, ISRAEL
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 1, 2001

TO THE SHAREHOLDERS OF BACKWEB TECHNOLOGIES LTD.:

     The 2001 Annual Meeting of Shareholders of BackWeb Technologies Ltd. (the "Company") will be held on August 1, 2001, at 9:00 a.m. local time, at 3 Abba Hillel Street, Ramat Gan 52136, Israel for the following purposes:

     1. To elect two members to serve on the Company's Board of Directors for three-year terms as Class II Directors;

     2. To approve the compensation of the Chief Executive Officer of the Company, as required by Israeli law, for the fiscal year 2001;

     3. To approve the grant of options to members of the Company's Board of Directors as required by Israeli law;

     4. To approve an amendment to the Company's 1998 U.S. Stock Option Plan, as amended and restated effective as of July 1, 2000 (the "1998 Plan"), to remove the limitation that no eligible person may be granted, in any fiscal year of the Company, options to purchase more than 166,666 Ordinary Shares, par value NIS 0.01 per share ("Ordinary Shares"), of the Company, and to ratify the 1998 Plan, as amended and restated;

     5. To make additional Ordinary Shares available, effective as of June 30, 2001, under the Company's 1998 Plan and the Israeli Stock Option Plan;

     6. To ratify the appointment of the Company's independent auditors for the fiscal year ending December 31, 2001 and authorize the Board of Directors to enter into an agreement for their compensation; and

     7. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on June 22, 2001, are entitled to attend and vote at the meeting. Shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder has returned a proxy.

                                       FOR THE BOARD OF DIRECTORS

                                       Hanan Miron
                                       Secretary

Ramat Gan, Israel
July 9, 2001

     IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly returned the enclosed proxy in the envelope provided.

                           BACKWEB TECHNOLOGIES LTD.
                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of BackWeb Technologies Ltd., an Israeli corporation (the "Company" or "BackWeb"), for use at the Annual Meeting of the Company's Shareholders (the "Annual Meeting"), to be held on Wednesday, August 1, 2001, at 3 Abba Hillel Street, Ramat Gan 52136, Israel, commencing at 9:00 A.M., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy Card, and the Company's Annual Report on Form 10-K, for the year ended December 31, 2000, including financial statements, are first being mailed on or about July 9, 2001 to shareholders entitled to vote at the meeting.

     The Board set June 22, 2001 (the "Record Date") as the record date for the Annual Meeting. Only shareholders of record owning the Company's Ordinary Shares, par value NIS 0.01 per share ("Ordinary Shares"), at the close of business on that date are entitled to vote and attend the Annual Meeting. Each
share is entitled to one vote. As of the Record Date, there were           of
the Company's Ordinary Shares outstanding and one Series E Preferred Share outstanding. The Series E Preferred Share was issued in connection with the acquisition by the Company of Lanacom Inc. in July 1997. As of the record date,
this Series E Preferred Share was exchangeable for           of the Company's
Ordinary Shares. The total number of voting shares outstanding as of the Record
date is                .

     On the Record Date, the closing price of the Company's Ordinary Shares on
the Nasdaq National Stock Market was $     per Ordinary Share.

     The mailing address for the Company's principal executive offices is 3 Abba Hillel Street, Ramat Gan 52136, Israel. The mailing address for the Company's principal offices in the United States is 2077 Gateway Place, Suite 500, San Jose, CA 95110.

                       SOLICITATION AND VOTING PROCEDURES

SOLICITATION

     The Company will bear the cost of soliciting proxies for the Annual Meeting. The Company will ask banks, brokerage houses, fiduciaries and custodians holding Ordinary Shares in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such Ordinary Shares, and the Company may also reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, the Company and its directors, officers and employees, may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or employees for such services.

VOTING

     Each shareholder is entitled to one vote for each Ordinary Share on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is two or more members present in person or by proxy and holding, in the aggregate, more than fifty percent of the Company's Ordinary Shares issued and outstanding on the Record Date. Broker non-votes and abstentions will have no effect on whether the requisite vote is obtained, as they do not constitute present and voting shares.

     Proxies properly executed, duly returned to and received by the Company prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are given on the proxies, such proxies will be voted "FOR" each of the proposals contained in the proxies.

REVOCABILITY OF PROXIES

     Any shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by delivering to the Secretary of the Company, prior to the Annual Meeting, at the above address of the Company, a written notice of revocation or a duly executed proxy bearing a later date. A shareholder of record at the close of business on the record date may vote in person if present at the Annual Meeting, whether or not he or she has previously given a proxy. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Shareholders of record at the close of business on the Record Date are entitled to notice of the meeting and to vote at the meeting. At the Record
Date,                of the Company's Ordinary Shares were eligible to be voted
at the meeting, including the           Ordinary Shares the Series E Share is
exchangeable for.

     The following table shows the amount of our Ordinary Shares beneficially owned, as of May 22, 2001, by (i) persons known by us to own 5% or more of our Ordinary Shares, (ii) each Named Executive Officer listed in the Summary Compensation table on page, (iii) our directors, and (iv) all our current executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

     Except as indicated below, the address for each listed director and officer is c/o BackWeb Technologies Ltd., 3 Abba Hillel Street, Ramat Gan, Israel. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. The number of Ordinary Shares outstanding used in calculating the percentages in the table below includes the Ordinary Shares underlying options or warrants held by such person that are exercisable within 60 days of May 22, 2001, but excludes Ordinary Shares underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 38,399,223 Ordinary Shares outstanding as of May 22, 2001.

                                                                 NUMBER OF        PERCENTAGE OF
                                                              ORDINARY SHARES    ORDINARY SHARES
                                                               BENEFICIALLY       BENEFICIALLY
                      BENEFICIAL OWNER                             OWNED              OWNED
                      ----------------                        ---------------    ---------------
5% OR MORE SHAREHOLDERS
EliBarkat Holdings Ltd.(1)..................................     3,352,342             8.7%
  8 Hamarpe Street
  Har Hotzvim
  Jerusalem 91450 Israel
Yuval 63 Holdings (1995) Ltd.(2)............................     3,352,342             8.7%
  8 Hamarpe Street
  Har Hotzvim
  Jerusalem 91450 Israel
NirBarkat Holdings Ltd.(3)..................................     3,352,342             8.7%
  8 Hamarpe Street
  Har Hotzvim
  Jerusalem 91450 Israel
The Goldman Sachs Group(4)..................................     3,272,676             8.5%
  85 Broad Street
  New York, New York 10004
United States Trust Company of New York(5)..................     3,272,677             8.5%
  West 47th Street, 25th Floor
  New York, New York 10036

                                                                 NUMBER OF        PERCENTAGE OF
                                                              ORDINARY SHARES    ORDINARY SHARES
                                                               BENEFICIALLY       BENEFICIALLY
                      BENEFICIAL OWNER                             OWNED              OWNED
                      ----------------                        ---------------    ---------------
EXECUTIVE OFFICERS AND DIRECTORS
Eli Barkat(6)...............................................     3,900,473            10.2%
Hanan Miron(7)..............................................       312,916               *
Gwen Spertell(8)............................................       462,531             1.2%
Christopher Marshall(9).....................................        17,500               *
David Gilmore(10)...........................................        77,800               *
Roni Or.....................................................             0               0
Charles Federman(11)........................................       768,264             2.0%
Joseph Gleberman(12)........................................     3,272,676             8.5%
William Larson(13)..........................................        11,111               *
Gil Shwed(14)...............................................        25,000               *
Leora Rubin Meridor.........................................             0               0
All current executive officers and directors as a group (9
  persons)(15)..............................................     8,770,471            22.8%

---------------
 (1) Eli Barkat, the Company's Chairman and Chief Executive Officer, substantially controls the voting power of EliBarkat Holdings Ltd. The shares listed in the table above for EliBarkat Holdings Ltd. do not include 548,131 Ordinary Shares owned directly by Eli Barkat.

 (2) Yuval Rakavy, a former BackWeb director, owns substantially all of the equity and voting power of Yuval Rakavy Ltd., the parent company of Yuval 63 Holdings (1995) Ltd. The shares listed in the table above for Yuval 63 Holdings (1995) Ltd. do not include 198,136 Ordinary Shares owned directly by Mr. Rakavy.

 (3) Nir Barkat, a former BackWeb director, owns substantially all of the equity and voting power of Nir Barkat Ltd., the parent company of NirBarkat Holdings Ltd. Nir Barkat is the brother of Eli Barkat, our Chief Executive Officer. The shares listed in the table above for NirBarkat Holdings Ltd. do not include 198,133 Ordinary Shares owned directly by Nir Barkat.

 (4) The shares listed in the table above represent 3,272,676 Ordinary Shares owned by investment partnerships, of which affiliates of The Goldman Sachs Group are the general partner, managing general partner or investment manager, including:

        - 1,955,591 Ordinary Shares held by GS Capital Partners II, L.P.;

        - 777,427 Ordinary Shares held by GS Capital Partners II Offshore, L.P.;

        - 72,132 Ordinary Shares held by Goldman, Sachs & Co. Verwaltungs GmbH;

        - 278,594 Ordinary Shares held by Stone Street Fund 1996, L.P.; and

        - 188,932 Ordinary Shares held by Bridge Street Fund 1996, L.P.

      The Goldman Sachs Group disclaims beneficial ownership of the Ordinary Shares owned by such investment partnerships to the extent attributable to partnership interests therein held by persons other than The Goldman Sachs Group and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. Mr. Gleberman, a Managing Director of Goldman, Sachs & Co. and a director of the Company, disclaims beneficial ownership of Ordinary Shares that may be deemed to be beneficially owned by The Goldman Sachs Group except to the extent of his pecuniary interest arising from his interest in The Goldman Sachs Group.

 (5) The shares listed in the table above for United States Trust Company of New York represent the Ordinary Shares owned by the investment partnerships of The Goldman Sachs Group, referenced in footnote (4) above, which entered into a Voting Trust Agreement, dated as of July 1, 1999, with United States Trust Company of New York as voting trustee (the "Voting Trustee"). Pursuant to the Voting Trust Agreement, the investment partnerships agreed to deposit into the voting trust created under such agreement (the "Voting Trust") and transfer to the Voting Trustee all Ordinary Shares of BackWeb beneficially owned by the investment partnerships. Under the Voting Trust Agreement, the Voting Trustee, among other things, will vote such Ordinary Shares with the majority of votes cast or, in certain circumstances, in proportion to the votes cast for all other Ordinary Shares outstanding or abstain from voting. Under the Voting Trust Agreement, (i) each investment partnership has the power to dispose or to direct the disposition of the Ordinary Shares deposited by such investment partnership into the Voting Trust and (ii) each investment partnership has the right to receive all dividends paid on the Ordinary Shares deposited by such investment partnership into the Voting Trust, including securities that are not entitled to vote which are distributed on the Ordinary Shares.

 (6) The shares listed in the table above for Eli Barkat include 3,352,342 Ordinary Shares held by Eli Barkat Holdings Ltd., an entity substantially controlled by Eli Barkat.

 (7) The shares listed in the table above for Hanan Miron include options to purchase 154,583 Ordinary Shares that are exercisable within sixty days of May 22, 2001.

 (8) The shares listed in the table above for Gwen Spertell include options to purchase 147,458 Ordinary Shares that are exercisable within sixty days of May 22, 2001.

 (9) The shares listed in the table above for Christopher Marshall include options to purchase 17,500 Ordinary Shares that are exercisable within sixty days of May 22, 2001.

(10) The shares listed in the table above for David Gilmore include options to purchase 77,499 Ordinary Shares that are exercisable within sixty days of May 22, 2001.

(11) The shares listed in the table above for Charles Federman include 539,691 shares held by Bare LLC, an entity substantially controlled by Charles Federman.

(12) The shares listed in the table above for Joseph Gleberman include 3,272,676 shares held by entities affiliated with the Goldman Sachs Group. Mr. Gleberman is a Managing Partner of Goldman, Sachs & Co.

(13) The shares listed in the table above for William Larson include options to purchase 11,111 Ordinary Shares that are exercisable within sixty days of May 22, 2001.

(14) The shares listed in the table above for Gil Shwed include options to purchase 25,000 Ordinary Shares that are exercisable within sixty days of May 22, 2001.

(15) The shares listed in the table above for all executive officers and directors as a group include 808,333 Ordinary Shares held by executive officers and directors subject to the right of repurchase in favor of the Company during a vesting period of four years and 350,027 Ordinary Shares deemed held by current executive officers and directors subject to options which are exercisable within 60 days of May 22, 2001. Because Mr. Gilmore will be leaving the Company as of July 1, 2001, he is not included as a current executive officer in the calculation of the group.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's Articles of Association provide that the Board shall consist of five members, or such other number that is no less than four and no more than seven, as may be determined by an ordinary resolution of the shareholders. At the last annual meeting of shareholders, the shareholders approved a resolution to increase the number of members of the Board to six. There are currently six members of our Board.

     Our Articles of Association also provide for a classified Board of Directors with directors being divided into Class I, Class II and Class III. Mr. Joseph Gleberman serves as a Class I director. Mr. Gleberman was elected at the last annual meeting of shareholders to serve for a three-year term, until the annual meeting of shareholders to be held in 2003.

     Messrs. Charles Federman and William Larson serve as Class II directors. The term of each of the Class II directors will expire at this Annual Meeting of Shareholders, and Messrs. Federman and Larson have been nominated to serve as directors of the Company for an additional three-year term.

     Mr. Eli Barkat serves as a Class III director. His term will expire at the annual meeting of shareholders to be held in 2002.

     In addition, the Israeli Companies Law requires us to have at least two outside directors who are not members of any class of directors. Mr. Gil Shwed and Ms. Leora Rubin Meridor were elected at the last annual meeting of shareholders to serve as outside directors under the Israeli Companies Law for an initial term of three years, commencing August 24, 2000.

     Biographical information for each person nominated as a Class II director, and for each person whose term of office as a director will continue after the Annual Meeting, is set forth below.

NOMINEES FOR ELECTION TO THE BOARD AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM UNTIL THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 2004

  Charles Federman

     CHARLES FEDERMAN, age 44, has served as a director of BackWeb since November 1996. Since January 1998, Mr. Federman has served as Managing Director of BRM Technologies Ltd. From 1983 to January 1998, Mr. Federman served in various positions at Broadview Associates LLC, a financial advisory company, most recently serving as Chairman. Mr. Federman serves on the Board of Directors of Phoenix Technologies Ltd., Mathsoft, Inc., and International Microcomputer Software, Inc., each of which is a software company. Mr. Federman holds a Bachelor of Science degree from the Wharton School of the University of Pennsylvania.

  William Larson

     WILLIAM L. LARSON, age 45, has been a director of BackWeb since September 1997. From September 1993 to January 2001, Mr. Larson served as the Chief Executive Officer of Network Associates, Inc., a software company, where he has also served as President and a director since October 1993 and as Chairman of the Board since April 1995. Mr. Larson also served as Chairman of the Board of McAfee.com from October 1998 to January 2001. From August 1988 to September 1993, Mr. Larson served as Vice President of SunSoft, Inc., a systems software subsidiary of Sun Microsystems, where he was responsible for worldwide sales and marketing. Prior to SunSoft, Mr. Larson held various executive positions at Apple Computer and Spinnaker Software and was a consultant with Bain & Company. Mr. Larson holds degrees from the Stanford University Law School and the Wharton School of the University of Pennsylvania. Mr. Larson is a member of the California Bar Association and serves on the boards of several high technology companies.

VOTE REQUIRED

     The Class II directors are to be elected by a simple majority vote at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" EACH NOMINEE NAMED ABOVE.

CLASS I DIRECTOR CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 2003

  Joseph Gleberman

     JOSEPH GLEBERMAN, age 43, has served as a director of BackWeb since November 1998. Since November 1996, Mr. Gleberman has served as a Managing Director in the Principal Investment Area of Goldman, Sachs & Co., an investment banking firm. From November 1990 to November 1996, Mr. Gleberman served as a partner of Goldman, Sachs & Co., a company he joined in 1982. Mr. Gleberman serves on the Board of Directors of Applied Analytical Industries, a pharmaceutical service and development organization, and Ticketmaster Online-CitySearch, Inc., a provider of locally developed online information and transaction services. Mr. Gleberman holds a Bachelor of Arts and a Master of Arts degree from Yale University and an MBA from Stanford University Graduate School of Business.

CLASS III DIRECTOR CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 2002

  Eli Barkat

     ELI BARKAT, age 37, has served as our Chairman of the Board and Chief Executive Officer since 1996. From 1988 to February 1996, Mr. Barkat served as a Managing Director and Vice President of Business Development of BRM Technologies Ltd., a technology venture firm. Prior to 1988, Mr. Barkat held various positions with the Aurec Group, a communications media and information company, and Daizix Technologies, a computer assisted design applications company. In addition, Mr. Barkat served as a paratrooper in the Israel Defense Forces where he attained the rank of lieutenant. Mr. Barkat has a Bachelor of Science degree in computer science and mathematics from the Hebrew University of Jerusalem.

DIRECTORS SERVING AS OUTSIDE DIRECTORS UNDER THE ISRAELI COMPANIES LAW FOR A TERM EXPIRING ON AUGUST 23, 2003

  Leora Rubin Meridor

     LEORA RUBIN MERIDOR, age 53, has served as a director of BackWeb since August 2000. From February 2001 to the present, Ms. Meridor has served as Chair of the Board of Poalim Capital Markets and Investments, an investment bank. From December 2000 to date, Ms. Meridor has served as Chair of the Board of Bezeq International, a telecommunications company. From 1996 through September 2000, Ms. Meridor has served as Head of Credit of First International Bank. From 1992 to 1996, Ms. Meridor served as Head of Research of the Bank of Israel. Ms. Meridor holds a Bachelor of Science degree, Master of Science degree and a doctorate degree from the Hebrew University of Jerusalem.

  Gil Shwed

     GIL SHWED, 33, has served as a director of BackWeb since March 1999. Since July 1993, Mr. Shwed has served as Chief Executive Officer of Check Point Software Technologies Ltd., a software company, where he currently also serves as Chairman of the Board. From June 1992 to June 1993, Mr. Shwed served as a Software Manager of Heliogram, a software development company.

COMPANY MANAGEMENT

     Biographical information for the executive officers of the Company who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers are designated as such and serve at the discretion of the Board of Directors, and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors.

     Hanan Miron, age 50, has served as our Chief Financial Officer since 1999. From 1997 to March 1999, Mr. Miron served as President of Nice Systems, Inc., a leading global provider of computer telephony integrated (CTI) logging, quality measurement and workflow solutions for voice, fax and data. From July 1992 to January 1997, Mr. Miron was Vice President and Chief Financial Officer of Nice Systems, Ltd. Mr. Miron holds a LLB degree from the Law School of the Hebrew University and an MBA from the Amos Tuck School of Business Administration of Dartmouth College. Mr. Miron has announced he will be leaving the Company on or about August 1, 2001.

     Gwen Spertell, age 47, has served as our Chief Operating Officer since August 2000. From December 1997 to August 2000, Ms. Spertell held the position of Senior Vice President at the Company and was responsible for sales, marketing and business development. Prior to joining BackWeb, from 1989 through 1997, Ms. Spertell spent eight years at Oracle Corporation where she served in various management positions and was variously responsible for sales, consulting and alliance development, with her last position at Oracle being Vice President of Global ISV Alliances. Ms. Spertell holds a Bachelor of Arts in Economics from Rutgers University.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than 10 percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10 percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 2000, all filing requirements applicable to its officers, directors and 10 percent shareholders were met with the exception of a late filing on behalf of Mr. Larson of a Form 4, a late filing on behalf of Mr. Gleberman of a Form 5 with respect to the fiscal year ended December 31, 2000, and amendments filed to correct inadvertent errors in the original Form 3 filings by Mr. Larson, Mr. Shwed and Ms. Spertell, a subsequent Form 4 filing by Ms. Spertell and this year's Form 5 filing by Mr. David Gilmore, formerly the Company's Vice President of International Business. In addition, after he left the Company employ, Mr. Roni Or, formerly the Company's Vice President of Product Development, did not file a Form 4 for December 2000 or a Form 5 for the year 2000.

                          BOARD AND COMMITTEE MEETINGS

     The Board held four regular meetings and acted three times by unanimous consent during fiscal 2000. During that time, each incumbent director attended at least 75% of the aggregate of the total meetings of the Board and the total meetings of committees of the Board on which he or she served. The Board has established an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee or any other standing committee.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee currently consists of Mr. Joseph Gleberman, Ms. Leora Rubin Meridor and Mr. Gil Shwed. The Audit Committee held four meetings in fiscal 2000. The Company has adopted an Audit Committee charter, the most current copy of which is set forth as Appendix A hereto, which the Audit Committee reviews annually to ensure that it meets the requirements set forth in Rule 4350(d)(1) of the National Association of Securities Dealers, Inc. ("NASD") listing standards for issuers with securities listed for trading on the Nasdaq Stock Market. The current charter specifies that the Audit Committee shall have at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting. Each of the current Audit Committee members is an "independent director" as defined in Rule 4200(a)(14) of the NASD listing standards.

     Pursuant to the Israeli Companies Law, the Audit Committee must include all the outside directors. Ms. Meridor and Mr. Shwed, the Company's two outside directors under the Israeli Companies Law, fulfill this requirement. Under the Israeli Companies Law, the role of the audit committee is to examine problems in the management of the company, in consultation with the internal auditor and the company's auditor, and suggest an appropriate course of action. In addition, the approval of the audit committee is required to effect specified actions and transactions with office holders and interested parties. The constitution of, and charter for, the Company's Audit Committee meet these requirements.

     For more information about the Audit Committee, please see the "Audit Committee report" on page 22.

     The Compensation Committee consists of Ms. Meridor, Mr. Larson and Mr. Federman. If Messrs. Federman and Larson are re-elected directors by the shareholders at the Annual Meeting, each will be re-appointed to the Compensation Committee by the Board of Directors. The Compensation Committee held two meetings in fiscal 2000. Each of the current Compensation Committee members is an "independent director" as defined in Rule 4200(a)(14) of the NASD listing standards. Under the Israeli Companies Law, each committee, such as the Compensation Committee, which is authorized to exercise one of the functions of the board of directors is required to include at least one external director. Ms. Meridor fulfills this requirement. For more information about the Compensation Committee, please see the "Report of the Compensation Committee of the Board of Directors on Executive Compensation" beginning on page 12.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK OPTION LOANS

     In March 1999, prior to its initial public offering, the Company made loans to certain executive officers to allow such executive officers to exercise options to purchase Ordinary Shares of the Company. Each loan is evidenced by a full recourse promissory note with an interest rate of 5.25% compounded annually. Each note is secured by the Ordinary Shares. Each note is to be repaid in equal installments over a four-year period that coincides with the vesting schedule for the underlying options. Each payment is to consist of one-quarter of the outstanding principal, plus all accrued unpaid interest as at the date of payment. Payments are due on each anniversary date of vesting schedule of the underlying options. The executive officers to whom the loans were made are Eli Barkat, the Chairman of the Board and CEO; Hanan Miron, the Company's CFO; and Gwen Spertell, the Company's COO. During the year ended December 31, 2000 the largest aggregate amount of each person's indebtedness was $2,174,321, $248,378 and $221,569, respectively. As of March 27, 2001, the amounts outstanding on each loan is $1,519,875, $254,499 and $225,393, respectively.

TRANSACTIONS WITH 3PATH, INC.

     On October 3, 2000 the Company acquired 1,197,679 shares of Series B Preferred Stock of 3Path, Inc. (formerly Deliverex, Inc.) in exchange for payment of $2,500,000 under a Stock Purchase Agreement for Series B Convertible Preferred Stock dated February 2, 2000, between 3Path, Inc., the Company and other various investors. Among such other investors are some of our major shareholders including EliBarkat Holdings Ltd., NirBarkat Holdings Ltd., Yuval 63 Holdings (1995) Ltd., BARE, L.L.C., a company controlled by Charles Federman (who is a BackWeb director), affiliates of the Goldman Sachs Group, L.P. (which is a principal shareholder of BackWeb), and Intel Corporation (which is also a shareholder of BackWeb). As a group, such shareholders have a controlling interest in 3Path, Inc. In addition, Charles Federman currently serves as chairman of the Board of Directors of 3Path and Joseph Gleberman and Gwen Spertell serve as members of the Board of 3Path. In the ordinary course of business, the Company has granted 3Path various non-exclusive licenses to use the Company's programs for 3Path's business. These transactions were granted on customary commercial terms. BackWeb's Audit Committee, Board of Directors and shareholders approved the Company's investment in 3Path.

SHAREHOLDERS' LOANS

     In 1995, BackWeb signed an agreement ("Founding Agreement") with its early investors (the "Early Investors"), according to which the Early Investors provided BackWeb with loan (the "loan") financing in the amount of $500,000. The loan is denominated in NIS and linked to the Israel consumer price index. The loan is payable at a rate of 2.5% of cumulative consolidated revenues in excess of $5,000,000. In addition, effective September 30, 1996, $748,000 of accounts payable to the Early Investors were converted into a shareholders' loan on the same terms as the loan. As of December 31, 2000, the loan balance was $371,000, re-stated for the Israeli consumer price index and reflecting currency conversion adjustment and repayments. The loan was fully repaid subsequent to the balance sheet date.

SERVICES FROM AFFILIATES

     The Early Investors provided BackWeb with professional services relating primarily to management and administrative services in return for reimbursement of specifically identified expenses and salaries. Amounts incurred for these services were approximately $0, $7,000 and $220,000 during the years ended December 31, 2000, 1999 and 1998, respectively. In addition, BackWeb reimbursed BRM Technologies Ltd. ("BRM"), a related party, for technology and administrative services on the basis of specific cost plus markup and specifically identified expenses at cost. Amounts incurred for these services were approximately $3,000, $235,000 and $873,000 during the years ended December 31, 2000, 1999 and 1998, respectively.

     BackWeb believes that the amounts charged in connection with the services from the Early Investors and BRM approximate the cost that would have been incurred if BackWeb would have incurred these costs internally.

STOCK OPTIONS

     Pursuant to the Founding Agreement, BackWeb granted to its Early Investors the right to grant stock options for up to 792,167 ordinary shares for any person or entity. Through December 31, 2000 options for 762,672 ordinary shares have been granted and 29,495 shares remain available. This pool of options has been used by the Early Investors in granting options to employees and consultants of BRM and other related companies.

     Some shareholders and officers of BackWeb have a controlling interest in another company deemed to be a related party.

REVENUE FROM AFFILIATES

     During 2000, the Company recorded revenue of $571,000 related to products licensed to a related party. As of December 31, 2000, an amount of $27,900 is included in trade accounts receivable. During 1999, the Company recorded revenue of $1,132,500 related to products licensed to a related party. As of December 31, 1999, $0 is included in trade accounts receivable.

                           COMPENSATION OF DIRECTORS

     Directors of the Company do not receive any cash compensation for their services as director, although they are reimbursed for certain expenses in connection with attendance at Board and committee meetings. Directors who are not employees of BackWeb may receive grants of options to purchase BackWeb's Ordinary Shares, subject to ratification and approval by the Company's shareholders at the annual meeting, with the grant date being the date of the annual meeting, if approved.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal year ended December 31, 2000 and the fiscal year ended December 31, 1999, the year that we became a public company, by our Chief Executive Officer; the only other two executive officers who earned more than aggregate cash compensation of $100,000 during the fiscal year ended December 31, 2000; two additional persons who have not been appointed as executive officers but who make Section 16(a) filings; and an additional person who would have been considered as an executive officer but for the fact that he left the Company prior to December 31, 2000 (collectively, our "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                                          AWARDS
                                                 ANNUAL COMPENSATION           ----------------------------
                                         -----------------------------------   SECURITIES
                                                                OTHER ANNUAL   UNDERLYING      ALL OTHER
  NAME AND PRINCIPAL POSITION            SALARY($)   BONUS($)   COMPENSATION    OPTIONS     COMPENSATION($)
  ---------------------------            ---------   --------   ------------   ----------   ---------------
Eli Barkat......................  2000   $261,251           0        0          750,000               0
  Chief Executive Officer         1999   $220,008    $130,000        0          350,000               0
Hanan Miron(1)..................  2000   $213,125    $ 45,000        0          148,200               0
  Chief Financial Officer         1999   $166,667    $ 39,500        0          316,666               0
Gwen Spertell...................  2000   $225,000    $ 87,000        0          166,000               0
  Chief Operating Officer         1999   $197,917    $ 78,750        0                0
Christopher Marshall(2).........  2000.. $143,750    $ 13,594        0          211,800               0
  Vice President, Finance         1999          0           0        0                0               0
David Gilmore(3)................  2000.. $182,917    $ 70,000        0           60,000               0
  Vice President, International   1999   $ 37,500    $  7,500        0          150,000               0
  Business
Roni Or(4)......................  2000   $123,937    $ 15,803        0           50,000               0
  Vice President, Product         1999   $115,355    $ 18,500        0                0         $22,378
  Development

---------------
(1) Mr. Miron joined BackWeb in March 1999.

(2) Mr. Marshall joined BackWeb in January 2000 and was not paid any compensation by the Company for the fiscal year ended December 31, 1999.

(3) Mr. Gilmore joined BackWeb in October 1999 and will be leaving as of July 1, 2001.

(4) Mr. Or left BackWeb in November 2000. Mr. Or's other compensation aggregating $22,378 in 1999 consisted of $15,133 paid into a pension benefit fund, plus $7,245 paid into an education fund for job-related training.

     None of the Named Executive Officers has an employment agreement with the Company.

     In the event of a change-in-control of the Company or a change in responsibilities following a change-in-control, the vesting schedule for options granted to the Named Executive Officers would be accelerated, and the options would vest in full at the time of the closing of such transaction.

STOCK OPTION GRANTS IN FISCAL 2000

     The following table sets forth each grant of stock options during the fiscal year ended December 31, 2000, to each of the Named Executive Officers in the Summary Compensation Table set forth above. No stock appreciation rights were granted during this period.

     The exercise price of each option was equal to the fair market value of our Ordinary Shares as valued by the Board on the date of grant. The fair market value of our Ordinary Shares is the closing sales price as quoted on the Nasdaq National Market. In the case of initial grants to new employees, the exercise price is equal to the average closing price of our Ordinary Shares during the thirty days preceding the first of the month, if the employee commences employment between the first and fifteenth of the month. In the event the employee commences employment between the sixteenth and the end of a month, the exercise price is equal to the average closing price of our Ordinary Shares during the thirty days preceding the sixteenth. As a result, there are circumstances in which an employee may receive an option grant with an exercise price below fair market value on the date of grant. This has occurred in an immaterial number of instances. The exercise price may be paid in cash, check, promissory note, in shares of our Ordinary Shares valued at fair market value on the exercise date, through a cashless exercise procedure involving a same-day sale of the purchased shares, a reduction in Company liability to the optionee or any combination of these methods of payment.

     The following table presents the grants of stock options to each of the Named Executive Officers under our 1996 Israeli Stock Option Plan and 1998 Plan (collectively, the "Option Plans") during the fiscal year ended December 31, 2000, including the potential realizable value of the options at assumed 5% and 10% annual rates over the term of the option, compounded annually. If the exercise price of an option was below the market price of the Company's Ordinary Shares at the date of grant, a 0% rate is shown. These rates of returns are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projections of our future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Ordinary Shares.

     The potential realizable value of the options in the following table were calculated based on a seven-year option term, except in one instance for Ms. Spertell whose 75,000 share grant had a ten-year term, and Mr. Or whose 50,000 share grant had a six and one-half year term.

     Percentages shown under "Percent of Total Options Granted to Employees in the Fiscal Year" are based on an aggregate of 6,843,092 options granted to employees of BackWeb under its 1996 Israeli and 1998 U.S. Stock Option Plans during the fiscal year ended December 31, 2000.

                          OPTION GRANTS IN FISCAL 2000

                                                                                      POTENTIAL REALIZABLE VALUE
                       NUMBER OF     PERCENT OF                                         AT ASSUMED ANNUAL RATE
                       SECURITIES   TOTAL OPTIONS                                     OF STOCK PRICE APPRECIATION
                       UNDERLYING    GRANTED TO                                             FOR OPTION TERM
                        OPTIONS     EMPLOYEES IN     EXERCISE OR     EXPIRATION   -----------------------------------
        NAME            GRANTED      FISCAL YEAR    PRICE($/SHARE)      DATE         0%          5%           10%
        ----           ----------   -------------   --------------   ----------   --------   ----------   -----------
Eli Barkat...........   750,000         10.96%          $17.25        8/24/07     $      0   $5,266,861   $12,274,027
Hanan Miron..........    50,000          0.73%          $35.00         2/1/07     $      0   $  712,755   $ 1,661,145
                         33,200          0.49%          $19.00         7/1/07     $128,816   $  438,056   $   849,477
                         65,000          0.95%          $ 7.32        11/1/07     $170,300   $  433,328   $   783,266
Gwen Spertell........    75,000          1.10%          $35.00         2/1/10     $      0   $1,651,420   $ 4,185,352
                         50,000          0.73%          $19.00         7/1/07     $194,000   $  659,723   $ 1,279,332
                         41,000          0.60%          $ 7.32        11/1/07     $107,420   $  273,330   $   494,060
Christopher
  Marshall...........    80,000          1.17%          $32.75        1/10/07     $      0   $1,068,082   $ 2,489,640
                         61,800          0.90%          $19.00         7/1/07     $239,784   $  815,417   $ 1,581,255
                         70,000          1.02%          $ 7.32        11/1/07     $183,400   $  466,660   $   843,517
David Gilmore........    10,000          0.15%          $19.00         7/1/07     $ 38,800   $  131,945   $ 2,555,866
                         50,000          0.73%          $ 7.32        11/1/07     $131,000   $  333,329   $   602,512
Roni Or..............    50,000          0.73%          $19.00         2/1/07     $194,000   $  627,768   $ 1,193,701

     In February 2001, the Company implemented a voluntary stock option exchange program for its employees. The program was implemented to ameliorate, in part, the impact of current financial market conditions on our employees who are critical to the Company's continued success and creating long-term value for all shareholders. Under the program, each employee was offered the opportunity to cancel all, or part of, outstanding stock options previously granted from June 8, 1999 through and including January 15, 2001 (but excluding those options granted on November 1, 2000, with a set vesting schedule) in exchange for an equal number of new options to be granted at least six months and one day in the future. The exercise price of these new options will be equal to the fair market value of the Company's Ordinary Shares as of the date of the grant. The vesting schedule of the new options will be unchanged from that of the cancelled options. Members of the Board and Eli Barkat, our CEO, did not participate in this program. Messrs. Miron and Marshall did, as well as Ms. Spertell. Each of them cancelled all options granted to him or her in fiscal 2000, and set forth in the table above, except for those having an exercise price of $7.32.

     The vesting schedule for the options retained by Messrs. Miron and Marshall and Ms. Spertell, and for Mr. Gilmore's options with an exercise price of $7.32 is: 25% of the options vesting six months from the date of the grant; 25% six months thereafter; and the remainder of the option vesting on a pro rata monthly basis for twenty-four months thereafter. The other options held by Messrs. Barkat, Gilmore and Or each vest 25% on the one-year anniversary of the date of the grant and then pro rata on a monthly basis thereafter for thirty-six months.

     The options granted under the Option Plans generally have a term of seven years from the date of grant. As set forth on the table above, Ms. Spertell received one grant of options with a ten-year term that was one of the grants cancelled in connection with the program described above. In addition, Mr. Or received a grant of options with a six and one-half year term.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth options exercised by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000, and the number and value of securities underlying unexercised options that are held by these executive officers as of December 31, 2000.

     Amounts shown under the column "Value Realized" are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

     Amounts shown under the column "Value of Unexercised In-the-Money Options at Fiscal Year End" are based on the fair market value of our Ordinary Shares at December 29, 2000, $6.75 per share, less the exercise price payable for such shares.

                   AGGREGATE OPTION EXERCISES IN FISCAL 2000

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           SHARES                   OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END
                          ACQUIRED       VALUE      ---------------------------   ---------------------------
         NAME            ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   ----------   -----------   -------------   -----------   -------------
Eli Barkat.............         0               0           0        750,000              0              0
Hanan Miron............    20,000      $  815,000     138,333        148,200       $518,749              0
Gwen Spertell..........         0               0      25,783        262,675       $119,891       $449,539
Chris Marshall.........         0               0           0        211,800              0              0
David Gilmore..........         0               0      43,750        166,250              0              0
Roni Or................    75,208      $1,276,273      45,486              0       $233,802              0

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is providing the following report on executive compensation in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "SEC"). This report outlines the functions of the Compensation Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 2000 compensation for the Company's Chief Executive Officer was determined.

     The information contained in the following report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

GENERAL

     The Compensation Committee's functions include:

     - Determining the compensation of the Company's Chief Executive Officer, Eli Barkat; and

     - When requested by the Chief Executive Officer, reviewing the other executive officers' compensation, including salary and bonuses.

COMPENSATION POLICIES

     The Company's executive compensation policies have two principal goals: (1) attracting, rewarding and retaining executives, and (2) motivating executives to achieve short-term and long-term corporate goals that enhance stockholder value. Accordingly, the objectives of the Company's policies are to:

     - Offer compensation opportunities that attract and retain executives whose abilities are critical to the Company's long-term success and motivate individuals to perform at their highest level;

     - Tie a significant portion of the executive's total compensation to achievement of financial, organizational, management and personal performance goals; and

     - Reward outstanding individual performance that contributes to our long-term success.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     The Company's compensation program for its executives emphasizes variable compensation, primarily through grants of short- and long-term performance-based incentives. Executive compensation generally consists of the following: (i) base salary; (ii) incentive bonuses; and (iii) long-term equity incentive awards in the form of stock option grants. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements.

     Base Salary. Base salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Board (through the Compensation Committee or in its entirety) believes reflect market salaries for similar executive officers at comparable companies. The Board does not use formulas but instead exercises its judgment based on considerations including overall responsibilities and the importance of these responsibilities to the Company's success, experience and ability, past short-term and long-term job performance and salary history. In addition, in reviewing executive salaries generally and in setting the salary for the Chief Executive Officer, the Compensation Committee generally takes into account the Company's past financial performance and future expectations, as well as changes in the executives' responsibilities.

     Incentive Bonuses. The Compensation Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year and to bring the total cash-based compensation to market levels. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives and the executive achieves or exceeds certain personal goals.

     Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individuals' actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of its Ordinary Shares, and hence, the shareholder's return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. Eli Barkat served as the Company's Chief Executive Officer in 2000. In 2000, Mr. Barkat received a base salary of $261,251 and no bonus. With shareholder approval, Mr. Barkat was also awarded options to purchase 750,000 Ordinary Shares at an exercise price of $17.25 per Ordinary Share, under the Company's 1998 Plan. The Compensation Committee believes the compensation paid to Mr. Barkat was reasonable.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and the other four most highly compensated executive officers of a corporation. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Board will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                          COMPENSATION COMMITTEE

                                          Charles Federman
                                          William Larson
                                          Leora Rubin Meridor

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ms. Meridor, Mr. Federman and Mr. Larson are members of the Compensation Committee. As set forth above, Mr. Federman is the Chairman of an entity called 3Path, Inc., in which the Company has made an investment and with which the Company has commercial dealings. Mr. Federman became a member of the Board of 3Path, Inc. as a result of the Company's investment therein. The Company's Audit Committee, Board of Directors and shareholders approved the Company's investment in 3Path, Inc.

                                  PROPOSAL TWO

              RATIFICATION AND APPROVAL OF COMPENSATION TERMS FOR
                            CHIEF EXECUTIVE OFFICER

BACKGROUND

     Pursuant to the Israeli Companies Law, the Company's shareholders must approve the compensation terms of any executive officer who also serves as a director. Mr. Eli Barkat, the Company's Chief Executive Officer, also serves as Chairman of the Board of the Company. Accordingly, his compensation is subject to approval of the Company's shareholders.

PROPOSAL

     Based on considerations which are discussed in more detail in the section of this proxy statement entitled "Report of the Compensation Committee of the Board of Directors on Executive Compensation," the Compensation Committee recommended to the Audit Committee and to the Board, to set Mr. Barkat's salary for fiscal 2001 at $288,000 per year with a bonus of up to $192,000 if Mr. Barkat meets certain performance targets. In addition, the Compensation Committee recommended granting Mr. Barkat an option to purchase 225,000 Ordinary Shares at an exercise price as of the close of trading on the date of the Annual Meeting. The option would vest over four years, with 25% of the shares vesting on the first anniversary of the date of grant and the remainder vesting on each quarterly anniversary over the subsequent three years. Based on this recommendation, both the Audit Committee and, subsequently, the Board approved Mr. Barkat's compensation for fiscal 2001.

     If the shareholders do not approve the compensation of Mr. Barkat as described above, then his salary and bonus would revert to the previously approved levels and the option would terminate. The Compensation Committee and the Audit Committee of the Board believe that the compensation set for Mr. Barkat is reasonable under the circumstances. If the shareholders fail to approve the compensation, the Company may not be able to retain the services of Mr. Barkat. The departure of Mr. Barkat could be disruptive to the Company's operations, and it would be difficult and time consuming for the Company to replace him.

     For a detailed description of the compensation paid to all the Company's executive officers during the fiscal year ended December 31, 2000, please see
the section entitled "Executive Compensation" beginning on page   of this proxy
statement.

VOTE REQUIRED

     The shareholder approval must be by a simple majority, including at least one-third of the disinterested shareholders who are present, in person or by proxy, and voting at the meeting or, alternatively, the total shareholdings of the disinterested shareholders who vote against this proposal must not represent more than one percent of the voting rights in the Company.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE COMPENSATION TERMS FOR MR. BARKAT AS SET FORTH ABOVE.

                                 PROPOSAL THREE

             RATIFICATION AND APPROVAL OF GRANT OF STOCK OPTIONS TO
                       MEMBERS OF THE BOARD OF DIRECTORS

BACKGROUND

     Pursuant to the Israeli Companies Law, the payment of compensation to Directors of the Company requires Audit Committee, Board and shareholder approval. Each of the persons listed below is currently a member of the Board. Both the Audit Committee and, subsequently, the Board, have approved stock option grants to certain Directors, as set forth below.

PROPOSAL

     It is hereby proposed that the Company grant to the following persons the stock option grants as specified below for the applicable number of Ordinary Shares specified below:

                                                              ORDINARY SHARES
                                                                REPRESENTED
                            NAME                                BY OPTIONS
                            ----                              ---------------
Gil Shwed...................................................      40,000
Charles Federman............................................      15,000
William Larson..............................................      15,000
Leora Rubin Meridor.........................................      15,000
Joseph Gleberman............................................      15,000

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Ordinary Shares present, or represented at the meeting in person or by proxy, entitled to vote and voting thereon is required for the approval of the grant of stock options as set forth above. If approved, the date of grant for the stock options set forth above shall be August 1, 2001.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE GRANT OF STOCK OPTIONS AS SET FORTH ABOVE.

                                 PROPOSAL FOUR

                    AMENDMENT TO 1998 U.S. STOCK OPTION PLAN

     Shareholders are asked to ratify and approve an amendment to the Company's 1998 United States Stock Option Plan, as amended and restated (the "1998 Plan"), to remove the limitation that no person may be granted options to purchase more than 166,666 Ordinary Shares in any fiscal year.

     On April 23, 1998, the Board of Directors adopted the 1998 Plan. The purpose of the 1998 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide an incentive to employees, directors and consultants to encourage such persons to exert their maximum efforts on the Company's behalf, and to promote the success of the Company's business, all with the ultimate intent of enhancing long-term shareholder value. As originally adopted, the 1998 Plan provided no one person could be granted options to purchase more than 500,000 Ordinary Shares per fiscal year. For the fiscal year in which the person first commenced service with the Company, the 1998 Plan allowed the person to be granted options for an additional 500,000 Ordinary Shares that were not counted against the limit. The 1998 Plan also provided that these limits would be adjusted proportionately in connection with any change in the Company's capitalization. As a result of a three-to-one reverse stock split of the Company's Ordinary Shares immediately prior to the Company's initial public offering in 1999, the per person limit on the number of options issuable each fiscal year under the 1998 Plan became 166,666 with options for an additional 166,666 Ordinary Shares allowed for the initial year of service.

     On April 24, 2001, the Board approved an amendment to the 1998 Plan to remove these limitations. Specifically, the Board amended the 1998 Plan by deleting Section 6(c) thereof. A copy of the 1998 Plan as so amended is set forth as Appendix B hereto.

     The Board of Directors seeks ratification and approval of the amendment to ensure that, in an increasingly competitive market in Israel and the United States, the Company will be able to continue to attract and retain the quality of employees, directors and officers needed to compete effectively.

DESCRIPTION OF THE 1998 PLAN

     Below is a summary of the principal provisions of the 1998 Plan, assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the 1998 Plan.

     Purpose. The purpose of the 1998 Plan is to provide incentives to directors, officers, employees and consultants of the Company, a present or future parent, and any present or future subsidiaries, by providing them with opportunities to purchase Ordinary Shares of the Company pursuant to options. Options granted to employees may qualify as ISOs as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options to consultants, employees, officers and directors of the Company that do not qualify as ISOs are referred to as "Nonstatutory Stock Options." ISOs and Nonstatutory Stock Options are sometimes referred to collectively as "Options."

     Administration. The 1998 Plan is administered by the Company's Board of Directors. The Board of Directors determines the persons to whom Options shall be granted (subject to certain eligibility requirements for grants of ISOs) and the other terms of the Options granted, including (a) the number of shares subject to each grant, (b) the duration of the related option agreement, (c) the time, manner and form of payment upon the exercise of an Option and (d) other terms and provisions governing the Options. The Board also establishes the vesting schedule of Options to be granted.

     Eligible Participants. Subject to certain limitations, ISOs under the 1998 Plan may be granted to any employee of the Company. For any ISO optionee, the aggregate fair market value (determined on the date of grant of an ISO) of Ordinary Shares to be received by such optionee (under all option plans of the Company) pursuant to an ISO if such optionee exercises options at the earliest possible date cannot exceed $100,000 in any calendar year; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a Nonstatutory Stock Option. Nonstatutory Stock Options may be granted to any director, officer, employee or consultant of the Company. As of June 22, 2001,
there were approximately      officers and employees of the Company that were
eligible to participate in the 1998 Plan.

     Granting of Options, Prices and Duration. Pursuant to the 1998 Plan, Options cannot be granted at prices less than the fair market value of the Ordinary Shares on the date of grant as determined in good faith by the Board (or less than 110% of the fair market value in the case of ISOs granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary). The 1998 Plan provides that each Option shall expire on the date stated in the Option Agreement, but not more than ten years from its date of grant. However, in the case of an ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, such ISO shall expire five years from the date of grant.

     Exercise of Options. Each Option granted under the 1998 Plan shall become exercisable in such installments as the Board of Directors may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Board of Directors shall have the right to accelerate the date of exercise of any installment of any Option (subject to the $100,000 per year limit on the fair market value of shares subject to ISOs granted to any employee which may become exercisable in any calendar year).

     Effect of Termination of Employment, Disability or Death. If an optionee ceases to be an employee, director of consultant other than by reason of death or disability, no further installment of his or her Options will become exercisable, and the Options shall terminate after the passage of three months from the date of termination of employment (but not later than their specified expiration dates).

     If an optionee dies, any Option held by the optionee may be exercised, to the extent exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the Option by will or the laws of descent and distribution, at the time specified in the Option Agreement or, if no time period is specified, twelve months from the date of the optionee's death (but not later than the specified expiration date of the Option). If an optionee ceases to be employed by the Company by reason of his or her disability, the optionee may exercise any Option held by him or her on the date of disability in the same time periods.

     Assignability of Options. Options are not assignable or transferable, except by will or by the laws of descent and distribution. Nonstatutory Stock Options may be assigned without receipt of consideration and under limited circumstances if so provided in the relevant option agreement.

     Miscellaneous. Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the 1998 Plan at any time (although such action shall not affect options previously granted). Any shares subject to an Option that for any reason expires or terminates unexercised may again be available for option grants under the 1998 Plan. Unless terminated sooner, the 1998 Plan will terminate in 2008.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Grants of Options. Under current tax laws, the grant of an option will not be a taxable event to the recipient optionee, and the Company will not be entitled to a deduction with respect to such grant.

     Exercise of Nonstatutory Stock Options and Subsequent Sale of Stock. Upon the exercise of a nonstatutory stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of Ordinary Shares received over the exercise price. The taxable income recognized upon exercise of a nonstatutory option will be treated as compensation income subject to withholding, and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When Ordinary Shares received upon the exercise of a nonstatutory option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the Ordinary Shares on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

     Exercise of Incentive Options and Subsequent Sale of Stock. The exercise of an incentive option will not be taxable to the optionee, and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the Ordinary Shares acquired upon the exercise of an incentive option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of Ordinary Shares acquired upon the exercise of an incentive option in payment of the exercise price of an option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of shares of Ordinary Shares, received upon exercise of a qualifying incentive option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the option.

     If an option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Assuming that the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (1) the excess of the amount realized over the exercise price and (2) excess of the fair market value of the Ordinary Shares at the time of the exercise over the exercise prince. In addition, the optionee shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the Ordinary Shares at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee's holding period for such shares.

     Notwithstanding the favorable tax treatment of incentive options for regular tax purposes, as described above, for alternative minimum tax purposes, an incentive option is generally treated in the same manner as a nonqualified option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an incentive option is exercised the excess of the fair market value on the date of exercise of the Ordinary Shares received over the exercise price. If, however, an optionee disposes of Ordinary Shares acquired upon the exercise of an incentive option in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.

     The preceding discussion relates only to the U.S. federal tax consequences for the Company and the optionee of participation in the 1998 Plan and does not apply to local, state or non-U.S. taxes, including those of Israel.

     At the present time, the Company has not determined who, if anyone, would receive any options to acquire more than 166,666 Ordinary Shares in any one fiscal year if the proposed amendment to the Plans is approved. The options granted during the last full fiscal year (ended December 31, 2000) to the Company's Named Executive Officers is set forth above within the section within "Executive Compensation" in that part setting forth "Option Grants in Fiscal 2000."

     As of May 22, 2001, the Company has granted options to acquire an aggregate of 11,256,693 Ordinary Shares under the 1998 Plan.

     The following table sets forth, as of May 22, 2001, all options granted under the 1998 Plan since its inception to (i) Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (v) each nominee for election as a director, and (vi) all current employees, excluding executive officers, as a group.

                                                              NUMBER OF
                            NAME                               OPTIONS
                            ----                              ---------
Eli Barkat..................................................  1,100,000
Hanan Miron.................................................    464,866
Gwen Spertell...............................................    716,666
Christopher Marshall........................................    211,800
David Gilmore...............................................    210,000
Roni Or.....................................................          0
All current executive officers as a group (excludes Messrs.
  Gilmore and Or)...........................................  2,493,332
All current directors who are not executive Officers as a
  group.....................................................    180,000
Charles Federman............................................     25,000
William Larson..............................................     65,000
All current employees, including all current officers who
  are not executive officers, as a group....................  8,373,361

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Ordinary Shares present, or represented at the meeting in person or by proxy, entitled to vote and voting thereon at the Annual Meeting is required for the approval of the amendment to the 1998 Plan to remove the per person limit on the number of options that can be granted in any fiscal year and to ratify the 1998 Plan as amended.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE 1998 PLAN

                                 PROPOSAL FIVE

                  INCREASE IN SHARES AVAILABLE UNDER 1998 PLAN
                       AND 1996 ISRAEL STOCK OPTION PLAN

INCREASE IN SHARES

     As described above, the Company's 1998 Plan provides for the grant of incentive stock options to employees and nonstatutory stock options and share purchase rights to employees, directors and consultants. The number of Ordinary Shares reserved for issuance under this plan is subject to an annual increase on each anniversary date beginning July 1, 2000 equal to the lesser of (a) 1,372,000 Ordinary Shares, (b) 3.5% of the outstanding Ordinary Shares on such date or (c) an amount determined by the Board. As of May 22, 2001, there were 1,362,651 Ordinary Shares available for issuance under the 1998 Plan.

     The number of Ordinary Shares reserved for issuance under the 1996 Israel Stock Option Plan (the "Israeli Plan") is subject to an annual increase on each anniversary date beginning July 1, 2000 equal to the lesser of (a) 588,000 Ordinary Shares, (b) 1.5% of the outstanding Ordinary Shares on such date or (c) an amount determined by the Board. The Israeli Plan does not have a termination date. As of May 22, 2001, there were 21,714 Ordinary Shares available for issuance under the Israeli Plan.

     The 1998 Plan and Israeli Plan (collectively, the "Plans") are currently administered by the Board. Options and share purchase rights granted under the Plans vest as determined by the Board and, for the 1998

Plan, if not assumed or substituted by a successor corporation, will accelerate and become fully vested in the event of an acquisition of the Company. The exercise price of options and share purchase rights granted under the Plans are determined by the Board, although the exercise price of incentive stock options must be at least equal to the fair market value of our Ordinary Shares on the date of grant. Options granted under the Plans generally vest over a four-year period.

     In addition to the automatic annual increase, the Board proposes an additional increase in the Ordinary Shares available under the 1998 Plan and the Israeli Plan to increase the total Ordinary Shares available under the Plans by an aggregate of 2,500,000 Ordinary Shares, as of June 30, 2001. The total amount of the increase shall be allocated 60% (that is, 1,500,000 Ordinary Shares) to the 1998 Plan and 40% (that is, 1,000,000 Ordinary Shares) to the Israeli Plan.

     The Company has not at the present time determined who will receive the additional Ordinary Shares that would be authorized for issuance under the Plans if the proposed amendment to the Plans is approved.

     As of May 22, 2001, the Company has granted options to acquire an aggregate of 4,086,411 Ordinary Shares under the Israeli Plan since its inception.

     The following table sets forth, as of May 22, 2001, all options granted under the Israeli Plan since its inception to (i) Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (v) each nominee for election as a director, and (vi) all current employees, excluding executive officers, as a group.

                                                              NUMBER OF
                            NAME                               OPTIONS
                            ----                              ---------
Eli Barkat..................................................          0
Hanan Miron.................................................          0
Gwen Spertell...............................................          0
Christopher Marshall........................................          0
David Gilmore...............................................          0
Roni Or.....................................................    350,001
All current executive officers as a group (excludes Messrs.
  Gilmore and Or)...........................................          0
All current directors who are not executive Officers as a
  group.....................................................          0
Charles Federman............................................          0
William Larson..............................................          0
All current employees, including all current officers who
  are not executive officers, as a group....................  3,736,410

     While the Board is aware of and has considered the potential dilutive effect of option grants, it also recognizes the performance and motivational benefits of equity compensation and believes that the proposed increase in available options is consistent with the compensatory practices of high technology companies in its peer group. The Plans currently require that the exercise price of all option grants under the Plans be at least equal to fair market value of Ordinary Shares at the date of grant. As a result, no dilution to the Company's shareholders occurs unless and until the share price goes up, benefiting both shareholders and option holders of the Company. Furthermore, since the Company typically grants options that become exercisable over a four-year period, employees generally must remain with the Company for long periods in order to reap the potential benefits of their option grants.

     The Company relies heavily on the ability to grant options to acquire Ordinary Shares of the Company under the 1998 Plan and the Israeli Plan as one of the benefits necessary to attract and retain skilled employees, consultants and directors. The size of the market in which the Company competes and the shortage of qualified personnel make equity compensation key to the Company's continued growth. Through the Plans, virtually all salaried employees receive options as part of their compensation package. In addition, due in large part to the grant of options, the Company has been able to successfully recruit management and technically experienced individuals, including the software programmers and sales representatives needed to achieve the Company's long-term revenue plan and its successful introduction of new products, as well as maintain its low rate of turnover for technical employees.

     Although the Plans provide for an automatic annual increase in the number of shares available for grant starting July 2000, we believe the number of shares that will be available even after the next automatic increase is insufficient to facilitate our recruitment and retention objectives. The Company believes that the proposed amendment combined with the automatic annual increase as of July 1, 2001, will give the Company a sufficient number of shares for the foreseeable future to provide equity incentives to attract and retain employees. Accordingly, the Board believes it is in the best interests of the Company to increase the shares reserved for issuance under the Plans.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Ordinary Shares present, or represented at this meeting in person or by proxy, entitled to vote and voting thereon at the Annual Meeting is required for the approval of the increase in the number of shares available for issuance under the Plans.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE INCREASE IN THE PLANS BY 2,500,000 ORDINARY SHARES EFFECTIVE AS OF JUNE 30, 2001.

                                  PROPOSAL SIX

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young International ("Ernst & Young"), as independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001, and to serve as auditors, within the meaning of the Israeli Companies Law. Ernst & Young has served as the Company's independent auditors since the Company's inception in August 1995. For the fiscal year ended December 31, 2000, Kost, Forer & Gabbay, a member of Ernst & Young, audited the financial statements of the Company.

     The Board is seeking (i) the approval of the shareholders for the appointment of Ernst & Young as the independent auditors of the Company for the fiscal year ending December 31, 2001 and (ii) the authorization by the shareholders to enter into an agreement to pay the fees of Ernst & Young as independent auditors of the Company on customary terms. Shareholder ratification of the Company's independent public accountants, including the authorization for the Board to enter into an agreement for their fees, is required under Israeli law.

     If the shareholders do not approve the selection of Ernst & Young, the Board of Directors will reconsider its selection. Representatives of Kost, Forer & Gabbay are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Ordinary Shares present, or represented at the meeting in person or by proxy, entitled to vote and voting thereon at the Annual Meeting is required for the ratification and approval of the appointment of Ernst & Young and the authorization of the Board to enter into an agreement with Ernst & Young with respect to its fees.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG INTERNATIONAL, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001, AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO ENTER INTO AN AGREEMENT TO PAY THE FEES OF THE INDEPENDENT AUDITORS.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board is providing the following report in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "SEC").

     The information contained in the following report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

     The Audit Committee hereby reports as follows:

          Composition. The Audit Committee of the Board is composed of three independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The members of the Audit Committee are Joseph Gleberman, Gil Shwed and Leora Rubin Meridor.

          Responsibilities. The responsibilities of the Audit Committee include making such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries, providing the Board with the results of its examinations and recommendations derived therefrom, outlining to the Board improvements made, or to be made, in internal accounting controls, nominating independent auditors, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. In addition, the Audit Committee is responsible for identifying flaws in the business management of the Company, in consultation with the Company's internal auditor and the independent accountants, and proposing remedial measures to the Board. The Committee also reviews for approval actions or transactions that by Israeli law require audit committee approval.

          Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that BackWeb's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

          BackWeb's independent accountants have also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with them the firm's independence.

          Summary. Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the consolidated financial statements and the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board, and it approved and ratified, the inclusion of the audited consolidated financial statements in BackWeb's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                                          This report is submitted by the Audit
                                          Committee.

                                          Joseph Gleberman
                                          Gil Shwed
                                          Leora Rubin Meridor

AUDIT AND RELATED FEES

     Audit Fees. The aggregate fees billed by Ernst & Young for professional services for the audit of BackWeb's annual consolidated financial statements for fiscal year 2000 and the review of the unaudited interim consolidated financial statements included in BackWeb's Forms 10-Q for fiscal 2000 were $204,620, and for audit related fees were $135,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young to BackWeb for financial information systems design and implementation for fiscal 2000.

     All Other Fees. The aggregate fees billed to BackWeb for all other services rendered by Ernst & Young for fiscal 2000, including fees for statutorily required audits in certain locations outside the U.S. where BackWeb has operations, were $354,564.

     The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young's independence.

                             OTHER PROPOSED ACTION

     The Board is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

                 DEADLINE FOR FUTURE PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the 2002 Annual General Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices in Israel or at the offices of the Company's U.S. subsidiary not later than March 1, 2002. Whether or not a proposal is intended to be included in the proxy statement, a proposal must be received by the Secretary of the Company no later than March 1, 2002 to be submitted timely for consideration at the 2002 Annual Meeting of Shareholders. In order to curtail controversy as to the date upon which such written notice is received by the Company or its U.S. subsidiary, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested, or a similar method which confirms the date of receipt.

                                          FOR THE BOARD OF DIRECTORS

                                          Hanan Miron,
                                          Secretary

Dated: July 9, 2001
Ramat Gan, Israel

                         COMPARATIVE PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return to shareholders on the Company's Ordinary Shares with the cumulative total return of the Nasdaq Composite Index and the JP Morgan H&Q Technology Index for the period beginning on June 11, 1999 (the date of the Company's initial public offering), and ended on December 31, 2000.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
       BACKWEB TECHNOLOGIES, LTD. ORDINARY SHARES, NASDAQ COMPOSITE INDEX
                     AND THE JP MORGAN H&Q TECHNOLOGY INDEX

                                      LOGO

------------------------------------------------------------------------------------------------------------
                                                   June 11, 1999    December 31, 1999     December 31, 2000
------------------------------------------------------------------------------------------------------------
 BackWeb Technologies, Ltd.                             $100               $351                  $56
 Nasdaq Composite Index                                  100                251                  152
 JP Morgan H&Q Technology Index                          100                325                  210
------------------------------------------------------------------------------------------------------------

     The total return on the Ordinary Shares and each index assumes the value of each investment was $100 on June 11, 1999, and that all dividends were reinvested, although dividends have not been declared on the Ordinary Shares. The opening price of the Company's Ordinary Shares on June 11, 1999 was $12.00. Return information is historical and not necessarily indicative of future performance.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, this Comparative Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                                                                      APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                          OF BACKWEB TECHNOLOGIES LTD.

PURPOSE

     The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of BackWeb Technologies Ltd. and its subsidiaries (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. In addition, the Audit Committee is responsible for identifying flaws in the business management of the Company, in consultation with the Company's internal auditor and the independent accountants, and proposing remedial measures to the Board of Directors. The Committee also reviews for approval actions or transactions that by Israeli law require audit committee approval.

     The Committee shall review and assess this Charter at least annually.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP

     The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent directors, in accordance with the rules of the Nasdaq National Market. The Committee shall include every director who is required by Israel's Companies Law to be a member, and shall exclude every director who is restricted by Israel's Companies Law from serving as a member.

     Each member of the Committee shall be financially literate or will become so within a reasonable period of time after appointment to the Committee. In addition, at least one (1) member of the Committee will have accounting or related financial management experience.

     Subject to the foregoing, the members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

           1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

           2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

           3. Reviewing the independent auditor's proposed audit scope and approach;

           4. Conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors;

           5. Reviewing the performance of the independent auditors;

           6. Recommending the appointment of independent auditors to the Board of Directors;

           7. Reviewing fee arrangements with the independent auditors;

           8. Reviewing the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

           9. Reviewing the unaudited quarterly operating results in the Company's quarterly earnings release;

          10. Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities;

          11. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

          12. Identifying flaws in the business management of the Company, in consultation with the Company's internal auditor and the independent accountants, and proposing remedial measures to the Board of Directors;

          13. Reviewing related party transactions for potential conflicts of interest, and reviewing for approval actions or transactions that by Israeli law require audit committee approval;

          14. Ensuring receipt from the outside auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1, actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditors;

          15. Acting with the understanding that the outside auditors' ultimate accountability is to the Board and the Audit Committee, as representatives of shareholders, it being understood that these shareholder representatives have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement); and

          16. Performing other oversight functions as requested by the full Board of Directors.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS

     The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance. If so requested by the internal auditor, and subject to the applicable provisions of Israel's Companies Law, the Audit Committee will convene for a special meeting on such topic as may be specified by the internal auditor.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report. The Audit Committee will meet with the internal auditor of the Company, at such times as it deems appropriate, to review the internal auditor's examination and reports. In addition, to the extent required by Israel's Companies Law, the internal auditor shall receive notice of, and shall be entitled to attend, every meeting of the Audit Committee.

MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                                                      APPENDIX B

                           BACKWEB TECHNOLOGIES LTD.

                      1998 UNITED STATES STOCK OPTION PLAN
              (AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 2001)

     1. Purposes of the Plan. The purposes of this 1998 United States Stock Option Plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility,

     - to provide additional incentive to Employees, Directors and Consultants, and

     - to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (f) "Common Stock" means the common stock of the Company.

          (g) "Company" means BackWeb Technologies Ltd., an Israeli corporation.

          (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i) "Director" means a member of the Board.

          (j) "Disability" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Israeli Plan" means the Company's Israeli Employees Stock Option Plan.

          (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (q) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s) "Option" means a stock option granted pursuant to the Plan.

          (t) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (v) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

          (w) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z) "Plan" means this 1998 United States Stock Option Plan.

          (z) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

          (aa) "Restricted Stock Purchase Agreement," means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (bb) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (o) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (dd) "Service Provider" means an Employee, Director or Consultant.

          (ee) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (ff) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (gg) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is the sum of (a) 11,592,901 Shares (after giving effect to the three-for-one reverse stock split of the Company's Shares in connection with the Company's initial public offering, but before giving effect to the "Evergreen Increase," as defined in this Section 3, effective July 1, 2000), plus (b) those additional Shares added to the Plan pursuant to the "Evergreen Increase," as defined in this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock.

     On July 1st of each year beginning in 2000, the number of Shares which may be optioned and sold under the Plan and the Israeli Plan shall automatically be increased by the lesser of (a) an aggregate amount equal to 1,960,000 Shares,
(b) 5% of the outstanding Shares on such date, or (c) an amount to be determined by the Board (the "Evergreen Increase"). The total annual increase will be allocated 70% to the Plan and 30% to the Israeli Plan, unless the Board determines a different allocation. Therefore, unless the Board determines a different allocation for the Evergreen Increase or limits the Evergreen Increase to a lesser amount, the amount of each Evergreen Increase will equal (i) for the Israeli Plan, the lesser of (a) 588,000 Shares and (b) 1.5% of the outstanding Shares on such date, and (ii) for the Plan, the lesser of (a) 1,372,000 Shares and (b) 3.5% of the Shares outstanding on such date.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Trustee, pursuant to Section 11 hereunder, at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

     (a) Procedure.

          (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

          (vii) to institute an Option Exchange Program;

          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

          (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

          (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

     (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

     7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

          (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

           (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

          (i) cash;

          (ii) check;

          (iii) promissory note;

          (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11. Stock Purchase Rights.

     (a) For the purposes of this Section 11, the Company shall appoint a trustee (the "Trustee"), which shall act according to a Trust Agreement, in the form determined by the Administrator and according to the provisions set forth hereunder.

     (b) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

     (c) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Trustee a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability), in accordance with the provisions of the Trust Agreement. The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement ("Repurchased Share") shall be the original price paid by the purchaser. The repurchase option shall lapse at a rate determined by the Administrator. The Repurchased Shares shall be held by the Trustee for future grant under the Plan, as shall be instructed by the Administrator.

     (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

     (e) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     16. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                            BACKWEB TECHNOLOGIES LTD.

                 ANNUAL MEETING OF SHAREHOLDERS, AUGUST 1, 2001

P R O X Y  B A L L O T

     THIS PROXY/BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          BACKWEB(R) TECHNOLOGIES LTD.

PROXY

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Shareholders to be held August 1, 2001 and the proxy statement related thereto and appoints Eli Barkat and Hanan Miron, jointly and severally, the proxy of the undersigned, with full power of substitution, to vote all Ordinary Shares of BackWeb Technologies Ltd. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of the Company to be held at 3 Abba Hillel Street, Ramat Gan, Israel on August 1, 2001 at 9:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

VOTING BALLOT

        This card also serves as a ballot for shareholders of BackWeb Technologies Ltd. who have addresses in Israel and who direct the Company to consider this card as a ballot (as described in the proxy statement) by checking the box below. If any such shareholder does not check the box this proxy/ballot will be treated as a proxy.





I direct the Company to treat this proxy/ballot as a ballot. I hereby vote my ordinary shares of BackWeb Technologies Ltd. as specified on the reverse side of this card.

                                                       -------------------------
                                                              SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                        SIDE
                                                       -------------------------

                                   DETACH HERE

Please mark votes as in this example.

        The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy/Ballot, when properly executed, will be voted as specified below. This Proxy/Ballot will be voted FOR Proposals No. 1, 2, 3, 4, 5 and 6 if no specification is made.


                                                                                     WITHHOLD
                                                                         FOR         AUTHORITY
1.  ELECTION OF DIRECTORS

   Charles Federman
   William Larson
                                                                         FOR         AGAINST      ABSTAIN
2.  RATIFICATION AND APPROVAL OF COMPENSATION TERMS FOR
    CHIEF EXECUTIVE OFFICER

                                                                         FOR         AGAINST      ABSTAIN
3.  RATIFICATION AND APPROVAL OF GRANT OF STOCK OPTIONS TO
    MEMBERS OF THE BOARD OF DIRECTORS
                                                                         FOR         AGAINST      ABSTAIN
4.  AMENDMENT TO 1998 U.S. STOCK OPTION PLAN

                                                                         FOR         AGAINST      ABSTAIN
5.  INCREASE IN SHARES AVAILABLE UNDER 1998 PLAN AND 1996
    ISRAEL STOCK OPTION PLAN
                                                                         FOR         AGAINST      ABSTAIN
6.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


                                                               MARK HERE FOR
                                                               ADDRESS CHANGE
Address Change Information:                                    AND NOTE AT LEFT

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. By signing below, the undersigned confirms that he/she/it does not have a personal interest in the transaction described in Proposal Two, unless the box to the right is checked.



Signature:                                 Date:
          -------------------------------       ---------------


Signature:                                 Date:
          -------------------------------       ---------------